Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K, Amendment No. 2, of DUET Acquisition Corp., of our report dated March 22, 2022, on our audit of the financial statements of DUET Acquisition Corp. as of December 31, 2021, and the related statements of operations, changes in stockholders’ equity and cash flows from September 20, 2021 (inception) through December 31, 2021, and the reference to us under the caption “Experts.”

Ocean, New Jersey

January 10, 2023